Rule 424(b)(3)
                                                              File No. 333-83434

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 6, 2002)

                                1,082,145 Shares
                                  IDACORP, INC.
                                  Common Stock


         We may offer and sell up to 1,082,145 shares of our common stock from time to time through BNY Capital Markets, Inc., or BNYCMI, as our agent under a sales agency agreement. We will sell shares at market prices prevailing at the time of sale. We will pay BNYCMI a commission equal to 1% of the sales price of all shares it sells as agent under the sales agency agreement. Please see "Plan of Distribution" beginning on page S-9.

         Our common stock is listed on the New York Stock Exchange under the symbol "IDA." On October 30, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $34.58 per share.

                                -----------------

         Investing in our common stock involves risks. Please see "Risk Factors" beginning on page S-1, as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus supplement and the accompanying prospectus.

                                -----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

                            BNY CAPITAL MARKETS, INC.

           The date of this prospectus supplement is October 31, 2007

                                Table of Contents


                              Prospectus Supplement
                                                                            Page

About This Prospectus Supplement.............................................ii
Risk Factors................................................................S-1
Forward-Looking Information.................................................S-2
About IDACORP...............................................................S-4
Use of Proceeds.............................................................S-4
Description of Common Stock.................................................S-5
Plan of Distribution........................................................S-9
Where You Can Find More Information........................................S-10
Information Incorporated By Reference......................................S-11
Legal Matters..............................................................S-12
Experts....................................................................S-12



                                   Prospectus

About IDACORP.................................................................2
Forward-Looking Information...................................................2
Description of Common Stock...................................................3
Description of the Senior Debt Securities.....................................7
Description of the Purchase Contracts and the Units..........................13
Ratios of Earnings to Fixed Charges..........................................13
Use of Proceeds..............................................................14
Plan of Distribution.........................................................14
Where You Can Find More Information..........................................15
Information Incorporated By Reference........................................15
Legal Opinions...............................................................16
Experts......................................................................16

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         This prospectus supplement is a supplement to the prospectus, which is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under the shelf registration process, we may offer, from time to time, shares of common stock, unsecured senior debt securities and purchase contracts, up to an aggregate amount of $500,000,000, of which this offering is a part. We sold $120,750,000 of common stock in an underwritten public offering on December 15, 2004, and we have sold 1,417,855 shares of common stock for an aggregate offering price of $49,538,529 in at-the-market offerings as of the date of this prospectus supplement. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock that we may sell in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the common stock that we are offering and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the prospectus. You should read the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, which are described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus, the information in this prospectus supplement shall control.

         This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Please read forward-looking statements with the cautionary statements and important factors included in this prospectus supplement under "Forward-Looking Information."

         Unless we indicate otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "IDACORP," "we," "us" and "our" or similar terms are to IDACORP, Inc. and its subsidiaries.

                             ----------------------

         You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and BNYCMI has not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the shares of our common stock in any jurisdiction that does not permit their offer or sale. The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

                                  RISK FACTORS

         Before you participate in this offering, you should be aware there are risks in making an investment in our common stock. These risk factors include the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as the ones listed below. You should carefully consider these risk factors and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus in evaluating this offering.

         The risks and uncertainties that we incorporate by reference and describe below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline.

Risks Relating to this Offering of Common Stock

         Future sales of our common stock in the public market could lower our stock price.

         We may sell additional shares of common stock in subsequent public offerings, through our dividend reinvestment plan and through director or employee stock option or benefit plans or stock purchase or ownership plans. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

         The market price for our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

         Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

         Our charter and bylaws, rights plan and Idaho law could delay or prevent a change in control that you may favor.

         The terms of some of the provisions in our articles of incorporation and bylaws and provisions of the Idaho Business Corporation Act could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

         In particular, the provisions of our amended articles of incorporation and amended bylaws:

         o authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders;
         o divide the members of our board of directors into three classes having staggered terms, with directors in each class elected to three-year terms;

         o limit the shareholders' right to remove directors, fill vacancies and increase or reduce the number of directors;
         o regulate how shareholders may present proposals or nominate directors for election at shareholders' meetings; and
         o require a supermajority vote of shareholders to amend certain provisions.

         In addition, each share of our outstanding common stock includes one preferred share purchase right. The rights become exercisable after a third party acquires or announces an offer to acquire 20% or more of our stock. The rights, when exercisable, entitle the holder to purchase our A series preferred stock, our common stock or, under some circumstances, common stock of the acquiring company. The rights cause substantial dilution to a person or group that attempts to acquire us on terms our board of directors does not approve and make it significantly more expensive for that person or group to acquire control of us.

         We are subject to the provisions of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law. The Idaho Control Share Acquisition Law is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance. The Idaho Business Corporation Act provides that certain notice and informational requirements and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "merger or share exchange," as defined in the Idaho Business Corporation Act.

         Statutory and regulatory factors will limit another party's ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

         Even if our board of directors favors a sale of the company, the sale requires approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

                           FORWARD-LOOKING INFORMATION

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. You should read these cautionary statements with the cautionary statements and risk factors under "Risk Factors" contained in this prospectus supplement, or with those included in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

         These cautionary statements identify important factors that could cause actual results to differ materially from those projected in forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statements that express or involve discussions about expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking. Those statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue" or similar expressions, are not statements of historical fact and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

         o changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings;
         o   changes arising from the Energy Policy Act of 2005;
         o litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability;
         o changes in and compliance with environmental, endangered species and safety laws and policies;
         o weather variations affecting hydroelectric generating conditions and customer energy usage;
         o over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities;
         o construction of power generating, transmission and distribution facilities including an inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up;
         o operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and availability of transmission;
         o blackouts or other disruptions of Idaho Power Company's or the western interconnected transmission systems;
         o impacts from the potential formation of a regional transmission organization or the development of another transmission group;
         o   population growth rates and demographic patterns;
         o market demand and prices for energy, including structural market changes;
         o changes in operating expenses and capital expenditures, including costs and availability of materials and commodities, and fluctuations in sources and uses of cash;
         o results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions;
         o actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria;
         o homeland security, natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire, acts of war or terrorism;
         o market conditions that could affect the operations and prospects of our subsidiaries or their competitors;
         o increasing health care costs and the resulting effect on medical benefits paid for employees;

         o performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other post-retirement benefits;
         o increasing costs of insurance, changes in coverage terms and the ability to obtain insurance;
         o changes in tax rates or policies, interest rates or rates of inflation;
         o adoption of or changes in critical accounting policies or estimates; and
         o new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

         Any forward-looking statement speaks only as of the date on which we made the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any emerging factor on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                  ABOUT IDACORP

         We are a successor registrant to, and a holding company owning all of the outstanding common stock of, Idaho Power Company. In 1998, we exchanged one share of our common stock for each share of Idaho Power Company's common stock, and Idaho Power Company became our wholly-owned subsidiary.

         Idaho Power Company is an electric public utility incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company is engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 24,000 square mile area in southern Idaho and eastern Oregon, with an estimated population of 943,000. Idaho Power Company holds franchises in 71 cities in Idaho and nine cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 24 counties in Idaho and three counties in Oregon.

         Idaho Power Company owns and operates 17 hydroelectric generation developments, two natural gas-fired plants and one diesel-powered generator and shares ownership in three coal-fired generating plants. Idaho Power Company relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydroelectric generating base.

         Our other operating subsidiaries include:

         o IDACORP Financial Services, Inc., an investor in affordable housing and other real estate investments;
         o Ida-West Energy Company, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978; and
         o IDACORP Energy, a marketer of energy commodities, which wound down operations in 2003.

         Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

                                 USE OF PROCEEDS

         We expect to use the net proceeds from the sale of common stock from time to time pursuant to the sales agency agreement for general corporate purposes, including:

         o   to invest in, or make loans to, our subsidiaries
         o   to repay other indebtedness
         o   to pay for acquisitions.

         If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

                           DESCRIPTION OF COMMON STOCK

         The following description of our common stock is not complete, and we refer you to our articles of incorporation, as amended, our amended bylaws and our rights agreement, each of which is on file with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement. We also refer you to the laws of the state of Idaho.

         Our articles of incorporation authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. Each outstanding share of our common stock currently has attached to it one right issued pursuant to our rights agreement, which we describe below under "Certain Matters That Could Delay or Prevent a Change in Control - Preferred Share Purchase Rights."

         Dividend Rights. Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock. The board of directors may declare dividends from any property legally available for this purpose.

         Voting Rights. The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. The holders of our common stock are not entitled to cumulative voting in the election of directors.

         Holders of our preferred stock will not have any right to vote except as established by our board of directors or as provided in our articles of incorporation or bylaws or by state law. The A series preferred stock, if issued, will have voting rights.

         A majority of the outstanding shares entitled to vote on a particular matter at a meeting constitutes a quorum. Action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless our articles of incorporation, the Idaho Business Corporation Act or our bylaws require a greater number of affirmative votes. A plurality of the votes cast determines the election of directors.

         Liquidation Rights. Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of the common stock will be entitled to receive any net assets available for distribution to shareholders.

         Other Rights. The common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

         Transfer Agent and Registrar. Wells Fargo Bank is the transfer agent and registrar for the common stock.

Certain Matters That Could Delay or Prevent a Change in Control

         Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued common stock, the ability of the board to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of us.

         Preferred Stock. Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

         If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock without shareholder approval may delay or prevent a change in control.

         Although there are no shares of preferred stock currently outstanding, we have reserved 1,200,000 shares of A series preferred stock for issuance in connection with our shareholder rights plan.

         Classified Board. We have divided the members of our board of directors into three classes having staggered terms. The number of directors in each class is as nearly equal as possible. Directors in each class are elected for a three-year term.

         This classification of the board of directors may prevent shareholders from changing the membership of the entire board of directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for a shareholder with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested shareholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers.

         Number of Directors, Vacancies, Removal of Directors. Our bylaws provide that the board of directors will have at least 9 and at most 15 directors. The size of the board may be changed by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors. A majority of the board decides the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies.

         Directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal.

         These provisions may delay or prevent a shareholder from gaining control of the board.

         Calling of a Special Meeting. The president, a majority of the board of directors or the chairman of the board may call a special meeting of the shareholders at any time. Holders of at least 20% of the outstanding shares entitled to vote may call a special meeting if such holders sign, date and deliver to our secretary one or more written demands describing the purpose(s) of the proposed meeting. Upon receipt of one or more written demands from such holders, our secretary is responsible for determining whether such demand or demands conform to the requirements of the Idaho Business Corporation Act, our articles of incorporation and bylaws. After making an affirmative determination, our secretary will prepare, sign and deliver the notices for such meeting. The shareholders may suggest a time and place in their demand(s), but the board of directors will determine the time and place of any such meeting by resolution. These provisions for calling a special meeting may delay or prevent a person from bringing matters before a shareholder meeting.

         No Cumulative Voting. Our articles of incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

         Advance Notice Provisions. Our bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice to our secretary not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or after the anniversary date of the preceding year's annual meeting, the shareholder must deliver notice no later than the close of business on the 10th day following the day on which we first publicly announce the date of such meeting.

         Our bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting.

         These advance notice provisions may delay a shareholder from bringing matters before a shareholder meeting. The provisions may provide enough time for our board of directors to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if our board of directors finds it necessary or desirable for any reason.

         Amendment of Articles of Incorporation. Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend the provisions relating to the board of directors and the amendment of our articles of incorporation, unless such amendment is recommended by two-thirds of the continuing directors, as defined.

         Amendment of Bylaws. Amendment of the bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

         Preferred Share Purchase Rights. On September 10, 1998, our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding as of October 1, 1998. Since that time, we have issued and will continue to issue one right with each additional share of common stock we issue until the rights expire, are redeemed or exchanged or become exercisable. The rights expire on September 10, 2008, unless we redeem or exchange them earlier. We have authorized and reserved 1,200,000 shares of our A series preferred stock for issuance if the rights become exercisable.

         The rights become exercisable on the earlier of ten business days after a third party announces its acquisition of 20% or more of our outstanding voting stock and ten business days after a third party makes a tender offer or exchange offer to acquire 20% or more of our outstanding voting stock. Each right, when it becomes exercisable, entitles its holder, other than the third party that has acquired 20% or more of our voting stock, to purchase from us one one-hundredth of a share of our A series preferred stock at a price of $95. The value of this one one-hundredth of a share is intended to approximate the value of one share of common stock. However, when a third party has acquired, or obtained the right to acquire, 20% or more of our voting stock, a holder who exercises this right for $95 will have the right to receive the number of shares of our common stock, and/or, at our option, A series preferred stock, that have a market value of $190. Rights owned by the third party will be null and void. Also, under the following circumstances, a holder who exercises this right for $95 will have the right to receive the number of shares of common stock of an acquiring company that have a market value of $190, instead of one one-hundredth of a share of our A series preferred stock or shares of our common stock:

         o   we merge with another person and we are not the surviving entity;
         o we merge with another person and we are the surviving entity in the transaction, and our common stock is exchanged for shares of another company or cash or other property;
         o   we sell or transfer 50% or more of our assets or earning power;
         o a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock engages in some types of transactions with us which benefit the person due to its ownership of our stock; or
         o the proportionate share of a person who has acquired, or obtained the right to acquire, 20% or more of our outstanding voting stock is increased by more than 1% as a result of reclassification of securities or recapitalization or other transaction.

         As a result, the rights have the effect of causing substantial dilution to a person or group that attempts to acquire us on terms our board of directors does not approve and making it significantly more expensive for that person or group to acquire control of us.

         For example, assuming the price of our common stock is $38 per share at the time of determination, each holder of our common stock will have the right to purchase for $95 the number of shares equal to $190, divided by $38, or five shares. Consequently, a shareholder would effectively obtain $190 in value for $95. Assuming there are approximately 38 million shares of our common stock outstanding, each with a right attached, holders of our common stock collectively have an aggregate value in their rights of approximately $3.6 billion. That is, regardless of the market price for our common stock, whenever the rights become exercisable, our shareholders collectively have the ability to spend $3.6 billion to acquire $7.2 billion in stock. That dilution could make it significantly more expensive for a hostile takeover to occur. The rights should not interfere with any merger or other business combination our board of directors approves since our board of directors may elect to redeem the rights at $0.01 per right until ten business days after a third party announces its acquisition of 20% or more of our outstanding voting stock.

         We may adjust the $95 purchase price and the number of shares that may be purchased.

         The description of our preferred share purchase rights is contained in the registration statement on Form 8-A filed on September 15, 1998, as amended by amendment no. 1 on Form 8-A/A filed on October 20, 1999, amendment no. 2 on Form 8-A/A filed on September 28, 2004, and amendment no. 3 on Form 8-A/A filed on May 2, 2007, and in the Rights Agreement, dated as of September 10, 1998, between Wells Fargo Bank, N.A., as successor to The Bank of New York, as rights agent, and us, as amended by amendment no. 1 thereto, dated May 14, 2007.

         Idaho Control Share Acquisition Law. We are subject to the provisions of the Idaho Control Share Acquisition Law. This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of our directors. Under this law, an acquiring person must deliver to us an information statement that includes the acquiring person's identity, its acquisition plans and its financing. The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote. If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person's shares that exceed the applicable percentage at their fair market value.

         Idaho Business Combination Law. We are also subject to the Idaho Business Combination Law. This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares. After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approves, or the business combination meets minimum price requirements.

                              PLAN OF DISTRIBUTION

         We have entered into a sales agency agreement, dated as of December 15, 2005, and an amendment thereto, dated as of October 31, 2007, with BNY Capital Markets, Inc., or BNYCMI, under which we may issue and sell up to 2,500,000 shares of our common stock from time to time through BNYCMI, as our agent for the offer and sale of the shares. As of the date of this prospectus supplement, 1,417,855 shares have been sold. The sales, if any, of the shares of common stock under the sales agency agreement will be made in "at-the-market" offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, the principal existing trading market for our common stock, or, if we and BNYCMI agree in writing, sales made to or through a market maker, through an electronic communications network or in privately negotiated transactions.

         From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BNYCMI specifying:

         o the length of the selling period, which may not exceed 20 trading days;

         o the number of shares of common stock to be sold, which may not exceed 500,000 shares during any selling period without BNYCMI's prior written consent; and

         o   the minimum price below which sales may not be made.

         Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BNYCMI has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or BNYCMI may suspend the offering of shares of common stock at any time upon proper notice to the other, and the selling period will immediately terminate. Settlement between us and the purchaser for sales of common stock will occur on the third trading day following the date on which the sales were made. The obligation of BNYCMI under the sales agency agreement to sell shares pursuant to any issuance notice is subject to a number of conditions, which BNYCMI reserves the right to waive in its sole discretion.

         We will pay BNYCMI a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. We have also agreed to reimburse BNYCMI for its reasonable documented out-of-pocket expenses, including fees and expenses of counsel up to $75,000, in connection with the sales agency agreement.

         In connection with the sale of the common stock hereunder, BNYCMI may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and the compensation paid to BNYCMI may be deemed to be underwriting commissions or discounts. We have agreed to indemnify BNYCMI against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The offering of common stock pursuant to the sales agency agreement will terminate upon the earliest of (1) the sale of all shares of common stock subject to the sales agency agreement, (2) December 1, 2008 and (3) termination of the sales agency agreement by either BNYCMI or us. We or BNYCMI may terminate the sales agency agreement at any time upon 10 days' notice. BNYCMI may terminate the sales agency agreement upon one trading day's notice in certain circumstances, including bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on the New York Stock Exchange or the occurrence of a material adverse change in our company.

         We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any issuance notice to BNYCMI and ending on the first trading day immediately following the last settlement date for common stock sold pursuant to the applicable issuance notice, without the prior written consent of BNYCMI. BNYCMI may give this consent at any time without public notice. The restriction described in this paragraph does not apply to sales of:

         o   shares we offer or sell pursuant to the sales agency agreement;

         o   shares we issue in connection with acquisitions;

         o shares we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights; or

         o shares and options to purchase shares we issue, in either case, pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan.

         An affiliate of BNYCMI is a lender to us under a revolving credit facility and may receive a portion of any amounts repaid from the proceeds of this offering. Because more than 10% of the net proceeds of this offering may be paid to affiliates of a member of the NASD, which is participating in this offering, this offering is being conducted in compliance with Rule 2710(h) of the Conduct Rules of the NASD.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at http://www.idacorpinc.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-14465):

         o Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007, as amended by amendment no. 1 on Form 10-K/A, filed on March 1, 2007, and by amendment no. 2 on Form 10-K/A, filed on March 26, 2007.
         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed on May 9, 2007,
             August 8, 2007 and October 31, 2007, respectively.
         o Current Reports on Form 8-K filed on March 20, 2007, May 1, 2007, May 18, 2007, June 4, 2007, June 11, 2007, June 21, 2007, August
             27, 2007 and September 26, 2007.
         o Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004, and any further amendments thereto.
         o Description of our preferred share purchase rights contained in the registration statement on Form 8-A, dated and filed on September 15, 1998, as amended by amendment no. 1 on Form 8-A/A, dated and filed on October 20, 1999, amendment no. 2 on Form 8-A/A, dated and filed on September 28, 2004, and amendment no. 3 on Form 8-A/A, dated and filed on May 21, 2007, and any further amendments thereto.

         We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus supplement and before we terminate the offering. We are not incorporating by reference any documents that are not deemed "filed" with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be a part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act of 1933.

         We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain a copy of any of this information at no cost, by written or oral request to us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                            Telephone (208) 388-2200


                                  LEGAL MATTERS

         Thomas R. Saldin, our Senior Vice President and General Counsel, and Dewey & LeBoeuf LLP, New York, New York, will pass upon the validity of the common stock and other legal matters for us. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the common stock for BNYCMI. Dewey & LeBoeuf LLP and Sullivan & Cromwell LLP may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Saldin. As of October 26, 2007, Mr. Saldin owned 14,331 shares of our common stock. Mr. Saldin is acquiring additional shares of our common stock at regular intervals through employee stock plans.

                                     EXPERTS

         The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which report on the financial statements and related financial statement schedules expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, June 30, 2007 and 2006 and September 30, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

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